Exhibit 5.1

1271 Avenue of the Americas | New York, NY 10020

blankrome.com

June 24, 2022

The Board of Directors

Adial Pharmaceuticals, Inc.

1001 Research Park Blvd., Suite 100

Charlottesville, VA 22911

Re: Registration Statement on Form S-1 (File No. 333-220368)

Dear Ladies and Gentlemen:

We have acted as U.S. securities counsel to Adial Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-220368) (as amended through the date hereof, the “Registration Statement”) relating to the registration by the Company of an aggregate of 1,633,672 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting of (i) 1,575,112 shares of Common Stock (the “Investor Warrant Shares”) underlying warrants (the “Investor Warrants”) issued to investors in the Company’s initial public offering that closed on July 31, 2018 (the “IPO”), and (ii) 58,560 shares of Common Stock (the “Representative’s Warrant Shares”) underlying warrants (the “Representative’s Warrants”) issued by the Company to the representative of the underwriters in connection with the IPO. The Investor Warrants, the Investor Warrant Shares, the Representative’s Warrants and the Representative’s Warrant Shares (collectively, the “Securities”) were registered and remain unsold under the Company’s Registration Statement, which was initially declared effective by the Commission on July 26, 2018, and the concurrent post-effective amendment to the Registration Statement. The Securities were initially sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”), dated July 26, 2018, entered into by and between the Company and Joseph Gunnar & Co., LLC, as representative of the several underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In our capacity as counsel to the Company, we have examined the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed, including, but not limited to, the Investor Warrants, the Representative’s Warrants, and the Underwriting Agreement. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostat copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

Based upon the foregoing, it is our opinion that:

1.	The Investor Warrant Shares issuable upon exercise of the Investor Warrants, when sold, paid for and issued upon exercise of the Investor Warrants and upon receipt of payment of the exercise price thereof, if applicable, in accordance with the respective terms thereof, will be duly and validly issued, fully paid and non-assessable.

2.	The Representative’s Warrant Shares issuable upon exercise of the Representative’s Warrants, when sold, paid for and issued upon exercise of the Representative’s Warrants and upon receipt of payment of the exercise price thereof, if applicable, in accordance with the respective terms thereof, will be duly and validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. This opinion is limited to the laws of the State of Delaware as in effect on the date hereof and we express no opinion with respect to the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name as your counsel under “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ BLANK ROME
BLANK ROME LLP

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